Exhibit 99.1

PRESS RELEASE

CONTACT:	Jason Reilley
Vice President
Investor Relations
AvalonBay Communities, Inc.
703-317-4681

FOR IMMEDIATE RELEASE

AVALONBAY COMMUNITIES ANNOUNCES

$500 MILLION COMMERCIAL PAPER NOTE PROGRAM

ARLINGTON, VA (March 15, 2022) - AVALONBAY COMMUNITIES, INC. (NYSE: AVB) (the “Company”) announced today that it established a $500 million unsecured commercial paper note program in the United States.

Under the terms of the program, the Company may issue, from time to time, unsecured commercial paper notes up to a maximum aggregate amount outstanding at any one time not to exceed $500 million. The notes will be sold under customary terms in the United States commercial paper note market and will be at least equal in right of payment with all of the Company’s other unsubordinated and unsecured indebtedness. The Company expects to use the proceeds of the notes for general corporate purposes.

The notes to be offered under the commercial paper note program have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or any other applicable securities law, and offers and sales thereof may be made only in compliance with an applicable exemption from the registration requirements of the Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Company’s commercial paper program.

Copyright © 2022 AvalonBay Communities, Inc. All Rights Reserved

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s ability to complete the issuance and sale of the notes and the intended use of proceeds. You can identify forward-looking statements by the use of the words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. These forward-looking statements are based on the Company’s expectations, forecasts and assumptions at the time of this release, which may not be realized and involve risks and uncertainties that cannot be predicted accurately or that might not be anticipated. These could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that might cause such differences include, among others, those related to the COVID-19 pandemic and trends affecting the Company’s financial condition or results of operations. These factors should not be construed as exhaustive and should be read in conjunction with the factors that are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent required by law.

About AvalonBay Communities, Inc.

As of December 31, 2021, the Company owned or held a direct or indirect ownership interest in 297 apartment communities containing 87,992 apartment homes in 12 states and the District of Columbia, of which 19 communities were under development and one community was under redevelopment. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in leading metropolitan areas in New England, the New York/New Jersey Metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion markets of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. More information may be found on the Company’s website at http://www.avalonbay.com.